Exhibit 16.1

SCHUMACHER & ASSOCIATES, INC.

Certified Public Accountants

7931 S. Broadway, #314

Littleton, CO 80122

(303) 480-5037 FAX (303) 379-5394

March 16, 2010

United States Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N. W.

Washington D.C. 20549

Re:	Chay Enterprises, Inc.

Dear	Sirs/Madams:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Chay Enterprises, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Chay Enterprises, Inc.’s statements included under Item 4.01 of its Form 8-K filed on or about March 16, 2010, and we agree with such statements as they relate to us, except that we have no basis to agree or disagree with the statement regarding the board’s approval to dismiss our firm, and with the other statements of the Company in the remainder of the Current Report on Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

Schumacher & Associates, Inc.